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                                  EXHIBIT 23.2

                       CONSENT OF NOVOGRADAC & COMPANY LLP


         We have issued our report dated June 25, 1996, accompanying the combined financial statements of Capital Alliance Income Trust, A Real Estate Investment Trust. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



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                                   NOVOGRADAC & COMPANY LLP

San Francisco, California

January 7, 1997



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